UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2006
Commission file number 333-134238
NISSAN AUTO LEASE TRUST 2006-A
(Issuing Entity with respect to the Notes)
NISSAN AUTO LEASING LLC II
(Depositor of the Issuing Entity and Transferor of the SUBI Certificate to the Issuing Entity)
NISSAN-INFINITI LT
(Issuer with respect to the SUBI Certificate)
 (Exact name of registrants as specified in their charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	Nissan Auto Leasing LLC II 95-4885574 Nissan-Infiniti LT 33-6226449 Nissan Auto Lease Trust 2006-A 51-6581442 (I.R.S. Employer Identification No.)

990 West 190th Street, Torrance, California	90502

(Address of principal executive offices) (Registrant’s telephone number, including area code) (310) 719-8509	(Zip Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 8.01. OTHER EVENTS.
     The registrant has filed a preliminary prospectus supplement, dated November 10, 2006, setting forth a description of the receivables pool and the structure of $228,300,000 aggregate principal amount of the Class A-1 Asset Backed Notes, $548,000,000 aggregate principal amount of Class A-2 Asset Backed Notes (the “Class A-2 Notes”), $540,000,000 aggregate principal amount of Class A-3 Asset Backed Notes (the “Class A-3 Notes”), and $252,500,000 aggregate principal amount of Class A-4 Asset Backed Notes (the “Class A-4 Notes”) by Nissan Auto Receivables 2006-C Owner Trust.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits
     The exhibits number corresponds with Item 601(a) of Regulation S-K.

Exhibit No.	Description
Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, dated as of November 10, 2006, as to legality

Exhibit 8.1	Opinion of Mayer, Brown, Rowe & Maw LLP, dated as of November 10, 2006, as to certain tax matters

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Co-Registrants have duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

Date: November 10, 2006	NISSAN AUTO LEASING LLC II
	By:	/s/ Rakesh Kochhar
		Name:	Rakesh Kochhar
		Title:	Treasurer

NISSAN AUTO LEASE TRUST 2006-A
	By:	Nissan Auto Leasing LLC II, solely as
originator of Nissan Auto Lease 2006-A

	By:	/s/ Rakesh Kochhar
		Name:	Rakesh Kochhar
		Title:	Treasurer

NISSAN-INFINITI LT
	By:	Nissan Motor Acceptance Corporation,
solely as originator of Nissan-Infiniti LT

	By:	/s/ Stephen R. Lambert
		Name:	Stephen R. Lambert
		Title:	President

EXHIBIT INDEX
Item 601(a) of Regulation S-K

Exhibit No.	Description
Exhibit 5.1	Opinion of Mayer, Brown, Rowe & Maw LLP, dated as of November 10, 2006, as to legality

Exhibit 8.1	Opinion of Mayer, Brown, Rowe & Maw LLP, dated as of November 10, 2006, as to certain tax matters